                                  SCHEDULE 14A
                                 (RULE 14a-101)
                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                              EXCHANGE ACT OF 1934

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12
[ ]  Confidential, for use of the Commission only (as permitted by Rule 14a-6(e)(2))

                           GERBER CHILDRENSWEAR, INC.
--------------------------------------------------------------------------------
               (Names of Registrant As Specified in Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No Fee Required

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

        ------------------------------------------------------------------------

     (2)  Aggregate number of securities to which transaction applies:

        ------------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

        ------------------------------------------------------------------------

     (4)  Proposed maximum aggregate value of transaction:

        ------------------------------------------------------------------------

     (5)  Total fee paid:

--------------------------------------------------------------------------------

[ ]  Fee paid previously with preliminary materials:

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

     (1)  Amount previously paid:

        ------------------------------------------------------------------------

     (2)  Form, Schedule or Registration Statement no.:

        ------------------------------------------------------------------------

     (3)  Filing Party:

        ------------------------------------------------------------------------

     (4)  Date Filed:

        ------------------------------------------------------------------------

   [GERBER LOGO]

                                                              [GERBER LETTRHEAD]

                                                                  April 19, 2002

Dear Stockholder:

     You are cordially invited to attend the Annual Meeting of Stockholders (the "Annual Meeting") to be held at JP Morgan Chase Bank, 270 Park Avenue, 11th Floor, Conference Room F, New York, New York, on Tuesday, May 21, 2002, at 9:00 a.m., local time. Information about the Annual Meeting, nominees for directors and the proposals to be considered is presented in the Notice of Annual Meeting and the Proxy Statement on the following pages. Additionally, a proxy card is included.

     At this year's Annual Meeting, you will be asked to (i) elect directors and
(ii) ratify and approve the appointment of Ernst & Young LLP as the Company's independent auditors. Additionally, during the Annual Meeting, you will be asked to vote on such other matters as may properly come before the Annual Meeting.

     Your proxy is revocable, and in the event you find it convenient to attend the Annual Meeting, you may, if you wish, withdraw your proxy and vote in person.

     Your participation in our Company's affairs is important regardless of the number of shares you hold. To ensure your representation, even if you cannot attend the Annual Meeting, please mark, sign, date and return the enclosed proxy card promptly.

     We look forward to seeing you at the Annual Meeting.

                                          Sincerely,

                                          /s/ Edward Kittredge
                                          Edward Kittredge
                                          Chairman, Chief Executive
                                          Officer and President

                           GERBER CHILDRENSWEAR, INC.
                                7005 PELHAM ROAD
                        GREENVILLE, SOUTH CAROLINA 29615
                            ------------------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                        TO BE HELD TUESDAY, MAY 21, 2002
                            ------------------------

     NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders (the "Annual Meeting") of Gerber Childrenswear, Inc., a Delaware corporation (the "Company"), will be held at JP Morgan Chase Bank, 270 Park Avenue, 11th Floor, Conference Room F, New York, New York, on Tuesday, May 21, 2002, at 9:00 a.m., for the following purposes:

          1. To elect seven (7) nominees to be directors of the Company, to serve until the next annual meeting of stockholders of the Company and until their successors have been duly elected and qualified;

          2. To act upon a proposal to ratify the appointment of Ernst & Young LLP as the Company's independent auditors for the year ending December 31, 2002; and

          3. To transact such other business as may properly come before the Annual Meeting or any postponements or adjournments thereof.

     Holders of record of the Company's Common Stock at the close of business on March 29, 2002 shall be entitled to notice of, and to vote at, the Annual Meeting or any and all postponements or adjournments thereof. A complete list of such stockholders, arranged in alphabetical order and showing the address of each stockholder and the number of shares registered in the name of each stockholder, will be available at the Annual Meeting and will be available for examination by any stockholder for any purpose germane to the Annual Meeting, during ordinary business hours for a period of ten days prior to the Annual Meeting at the offices of the Company, 7005 Pelham Road, Greenville, South Carolina 29615.

                                          By Order of the Board of Directors,

                                          /s/ David E. Uren
                                          David E. Uren
                                          Secretary

April 19, 2002
Greenville, South Carolina

IMPORTANT:

WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING, YOU ARE REQUESTED TO FILL IN AND SIGN THE ENCLOSED PROXY CARD AND RETURN IT PROMPTLY IN THE ACCOMPANYING SELF-ADDRESSED ENVELOPE FOR WHICH NO POSTAGE IS REQUIRED.

                           GERBER CHILDRENSWEAR, INC.
                                7005 PELHAM ROAD
                        GREENVILLE, SOUTH CAROLINA 29615
                            ------------------------

                                PROXY STATEMENT
                            ------------------------

                         ANNUAL MEETING OF STOCKHOLDERS
                             TUESDAY, MAY 21, 2002
                            ------------------------

                              GENERAL INFORMATION

     This Proxy Statement is furnished in connection with the solicitation by Gerber Childrenswear, Inc., a Delaware corporation (the "Company"), of proxies to be voted at the Annual Meeting of Stockholders (the "Annual Meeting") to be held at JP Morgan Chase Bank, 270 Park Avenue, 11th Floor, Conference Room F, New York, New York, on Tuesday, May 21, 2002, at 9:00 a.m., or any and all postponements or adjournments thereof, for the purposes set forth in the accompanying Notice of Annual Meeting. On or about April 19, 2002, this Proxy Statement, the Notice of Annual Meeting and the accompanying proxy card are being mailed to stockholders of record at the close of business on March 29, 2002.

     Holders of record of Common Stock, par value $.01 per share, of the Company (the "Common Stock") at the close of business on March 29, 2002 will be entitled to notice of and to vote at the Annual Meeting and any and all postponements or adjournments thereof. On that date, 8,414,660 shares of Common Stock were issued and outstanding.

     Each proxy granted may be revoked by the stockholder giving such proxy at any time before it is exercised by filing with the Secretary of the Company, at the address set forth above, a revoking instrument or a duly executed proxy bearing a later date. The powers of any proxy holder will be suspended if the person who executed the proxy held by such proxy holder attends the Annual Meeting in person and so requests. Attendance at the Annual Meeting will not in itself constitute revocation of the proxy.

     If the accompanying proxy card is properly signed and returned to the Company and not revoked, it will be voted in accordance with the instructions contained therein. Unless contrary instructions are given, the persons designated as proxy holders in the accompanying proxy card will vote (i) to elect the seven (7) nominees for the Company's Board of Directors (the "Board of Directors") to serve until the next Annual Meeting and until their successors have been duly elected and qualified, (ii) to ratify the appointment of Ernst & Young LLP as the Company's independent auditors for the year ending December 31, 2002 and (iii) to transact such other business as may properly come before the Annual Meeting or any and all postponements or adjournments thereof as such proxy holders shall determine in their judgment.

     The presence, in person or by proxy, of a majority of the shares of Common Stock of the Company issued and outstanding and entitled to vote at the Annual Meeting constitutes a quorum for the transaction of business thereat. Each share of Common Stock entitles a stockholder to one vote on all proposals except with respect to the election of directors. The affirmative vote of a majority of the shares of Common Stock represented at the Annual Meeting in person or by proxy and entitled to vote thereat is required to ratify, approve or transact all business at the Annual Meeting, other than the election of directors. In electing directors, each share of Common Stock entitles a stockholder to a number of votes equal to the number of directors to be elected. The seven (7) nominees receiving the highest number of votes cast for the election of directors at the Annual Meeting will be elected as directors.

     Assuming the presence of a quorum at the Annual Meeting, the following items will be voted upon:

          1. To elect seven (7) nominees to be directors of the Company;

          2. To ratify the appointment of Ernst & Young LLP as the Company's independent auditors for the year ending December 31, 2002; and

          3. To transact such other business as may properly come before the Annual Meeting or any postponements or adjournments thereof.

     With regard to the election of directors, votes may be cast in favor or withheld, and votes withheld will have no effect on the outcome of the election. With respect to any proposal, other than the election of directors, stockholders may vote for, against or abstain. Abstentions will be included in the determination of shares present for quorum purposes. Because abstentions represent shares eligible to vote, the effect of an abstention will be the same as a vote against a proposal. If shares are held in "street name" through a broker or other nominee, the broker or nominee may not be permitted to execute voting discretion with respect to certain matters to be acted upon. Shares represented by such broker "non-votes" will only be counted for purposes of determining the presence or absence of a quorum, and will not affect the outcome of those matters.

     The Board of Directors knows of no other business to come before the meeting, but if other matters come before the meeting, the persons named in the proxy will vote thereon in accordance with their best judgment.

     The cost of soliciting proxies in the enclosed form will be borne by the Company. The Company will, upon request, reimburse brokerage firms and others for their reasonable expenses in forwarding solicitation material to the beneficial owners of Common Stock.

     The principal executive offices of the Company are located at 7005 Pelham Road, Greenville, South Carolina 29615 (telephone 864-987-5200).

                                   PROPOSAL 1

                             ELECTION OF DIRECTORS

     Directors will be elected according to the principle of cumulative voting. Each stockholder may divide and distribute such stockholder's votes among one or more nominees for the directorships to be filled. The seven nominees receiving the highest number of votes cast will stand elected. An absolute majority of votes cast is not a prerequisite to the election of any nominee.

     The Board of Directors has selected the seven current directors listed below as the nominees entitled to be elected by the holders of Common Stock at the Annual Meeting. Proxies will be voted, unless authority is withheld, FOR electing the nominees listed below as directors to serve until the next annual meeting of stockholders and until their respective successors are elected and qualified. The Board of Directors has no reason to believe that any of the listed nominees will not serve if elected, but if any of them should become unavailable to serve as a director or be withdrawn from nomination, and if the Board of Directors designates a substitute nominee, the persons named as proxy holders will vote for the substitute nominee.

                 THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS
                A VOTE "FOR" EACH OF THE NOMINEES LISTED BELOW.

                             NOMINEES FOR ELECTION

     The following table sets forth certain information with respect to the nominees:

NAME                        AGE           PRINCIPAL OCCUPATION AND OTHER INFORMATION
----                        ---           ------------------------------------------
Edward Kittredge..........  63    Mr. Kittredge led a group of investors in the purchase of
                                  the Company from Gerber Products Company ("GPC") in January
                                  1996 and has served as Chairman, Chief Executive Officer
                                  and President of the Company and a director since that
                                  time. From 1990 to 1996, Mr. Kittredge was a consultant
                                  with EKI Investments, Inc. Mr. Kittredge served as Chairman and Chief Executive Officer of Denton Mills, manufacturer
                                  of Dr. Denton children's pajamas, from 1984 to 1990. From
                                  1980 to 1984, he was President of Royal Manufacturing
                                  Company, a privately owned men's underwear and active
                                  sports-wear company. Prior to that, he held a variety of
                                  senior sales and marketing management positions at Union
                                  Underwear Company (Fruit of the Loom), including national
                                  director of all Branded and Private Label Sales and as head of its BVD Division.
Richard L. Solar..........  62    Mr. Solar has been Senior Vice President, Chief Financial
                                  Officer and Assistant Secretary of the Company and a
                                  director since January 1996. Prior to joining the Company,
                                  Mr. Solar held various positions at Bankers Trust Company, including managing director positions. From 1971 to 1975,
                                  he served as Treasurer of Val D'Or Industries Inc., a
                                  publicly held apparel company, and Diamondhead Corporation, a publicly held real estate development company.
Richard M. Cashin, Jr.....  49    Mr. Cashin has been a director since January 1996.
                                  Currently, Mr. Cashin is the Chairman of One Equity
                                  Partners, the private equity arm of Bank One Corporation.
                                  From April 2000 to April 2001, he was a partner in Cashin
                                  Capital Partners, a private equity investment firm. From
                                  1994 to April 2000, he served as President of Citicorp
                                  Venture Capital, Ltd., an affiliate of the Company ("CVC").
                                  Prior to that time, Mr. Cashin served as a managing
                                  director of CVC. He is also a director of Fairchild
                                  Semiconductor Corporation and Titan Wheel International,
                                  Inc.

NAME                        AGE           PRINCIPAL OCCUPATION AND OTHER INFORMATION
----                        ---           ------------------------------------------
Lawrence R. Glenn.........  63    Mr. Glenn has been a director since January 1996. He
                                  retired as a senior corporate officer at Citicorp in 1995
                                  after over 30 years of service. Currently Mr. Glenn is the
                                  Chairman of J.W. Goddard and Company, a private investment company. Mr. Glenn is also a director of Holborn
                                  Corporation.
James P. Manning..........  75    Mr. Manning has been a director since 1998. He was formerly the Chairman, President and Chief Executive Officer of
                                  Auburn Hosiery Mills, Inc., a subsidiary of the Company,
                                  where he had been employed from 1965 to 1997.
Joseph Medalie............  79    Mr. Medalie has been a director since February 1997. He
                                  retired as Vice Chairman of Fruit of the Loom in December
                                  1993, and was a director of Transfinancial Bank from 1994
                                  until 1998. Mr. Medalie also served as a director of the
                                  Commonwealth Health Corporation.
John D. Weber.............  38    Mr. Weber has been a director since January 1996. He has
                                  been a Vice President of CVC since 1994, and worked at
                                  Putnam Investments from 1992 through 1994. Mr. Weber is a
                                  director of Advanced Cast Products, Inc., Anvil Knitwear,
                                  Inc., Neenah Foundry Company, Sleepmaster, LLC, Lifestyle
                                  Furnishings and Rhodes Inc.

                         BOARD COMMITTEES AND MEETINGS

     The Board of Directors has an Audit Committee, a Compensation Committee and a Nominating Committee.

     Audit Committee. The Audit Committee is composed of Mr. Glenn (Chairman) and Messrs. Manning and Medalie, each of whom is an independent director. The duties of the Audit Committee include meeting with the independent auditors, management and certain personnel of the Company to discuss, among other things, the planned scope of their audits and the adequacy of internal controls and financial reporting, reviewing and discussing the results of the annual audit of the consolidated financial statements and periodic internal audit examinations, reviewing the services and fees of the Company's independent auditors, authorizing special investigations and studies, and performing any other duties or functions deemed appropriate by the Board of Directors. The Audit Committee met two times during 2001. See "Report of the Audit Committee of the Board of Directors."

     Compensation Committee. The Compensation Committee is composed of Mr. Manning (Chairman) and Messrs. Glenn and Medalie. The Compensation Committee has overall responsibility for compensation actions affecting the Company's executive and senior officers. The Compensation Committee's responsibilities include approving base salaries, setting incentive targets and administering and granting awards to executive and senior officers under all executive compensation plans. The Compensation Committee did not meet during 2001. See "Report of the Compensation Committee of the Board of Directors."

     Nominating Committee. The Nominating Committee is composed of Messrs. Glenn, Kittredge and Weber. The Nominating Committee recommends to the Board of Directors the individuals to be elected as directors to fill any vacancies or additional directorships which may arise from time to time on the Board of Directors. The Nominating Committee considers nominations made in accordance with the procedures provided in the Delaware General Corporate Law and in the Company's Certificate of Incorporation and Bylaws, a copy of which may be obtained from the Secretary of the Company. The Nominating Committee did not meet during 2001.

     During 2001, the Board of Directors met six times. In 2001, each incumbent director served on the Board of Directors and attended at least 75% of the total number of Board of Directors meetings and the total number of meetings held by all committees of the Board of Directors on which each served during such period, except that Mr. Cashin attended only three board meetings.

                             DIRECTOR COMPENSATION

     Messrs. Glenn, Manning and Medalie are the only members of the Board of Directors who currently receive compensation for their services as directors. During 2001, Messrs. Glenn, Manning and Medalie each received $20,000 for attendance at meetings of the Board of Directors and reimbursement for their reasonable out-of-pocket expenses incurred in connection with board meetings.

          COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     In 2001, Mr. Manning (Chairman) and Messrs. Glenn and Medalie served as members of the Compensation Committee of the Board of Directors. In addition, Messrs. Manning, Glenn and Medalie owned shares of the Company in 2001. Other than compensation received by Messrs. Manning, Glenn and Medalie for serving as directors and attending board meetings, they received no additional compensation from the Company in 2001. See "Certain Relationships and Related
Transactions -- Transactions With Management and Directors" and "Principal Stockholders and Share Ownership by Management."

                               EXECUTIVE OFFICERS

     The name and business experience of each of the executive officers of the Company that were not also directors as of April 19, 2002 is set forth below to the extent not provided above.

David E. Uren
Vice President of Finance, Secretary and Treasurer
Age: 58

     Mr. Uren has been Vice President of Finance of the Company and its predecessor since 1987. He has been Secretary and Treasurer of the Company since 1990. Prior to joining the Company, he was Chief Financial Officer of Borg Textile Corporation and also held various senior financial positions at Buster Brown Apparel, Inc. between 1972 and 1987. Mr. Uren worked at Ernst & Young LLP from 1967 to 1971, including as a certified public accountant from 1969 to 1971.

Bobby J. Prochaska
President and Chief Operating Officer, Apparel Division
Age: 61

     Mr. Prochaska has been President and Chief Operating Officer of the Company's Apparel Division since June 2000. From January 2000 to May 2000, he had been the General Manager and Senior Vice President of Operations of the Company's Apparel Division. Prior to joining the Company, he was President of the management consulting firm of Santa Rosa Resources, Inc. and its predecessor from June 1996 to December 1999 and also held various senior management positions with Kayser -- Roth Corporation between 1989 and 1996. During his earlier professional career, Mr. Prochaska served over 15 years with Milliken & Company in various management positions.

                             EXECUTIVE COMPENSATION

     The following table summarizes the compensation of the Company's Chief Executive Officer (who also serves as Chairman and President) and three other executive officers as of December 31, 2001 for services rendered in all capacities to the Company during 2001, 2000 and 1999, as applicable. The foregoing four individuals are referred to herein as the "Named Executive Officers."

                                                                                   LONG-TERM COMPENSATION
                                                                           ---------------------------------------
                                           ANNUAL COMPENSATION                        AWARDS
                                  --------------------------------------   -----------------------------   PAYOUTS
                                                            OTHER ANNUAL    RESTRICTED      SECURITIES      LTIP      ALL OTHER
NAME AND                                 SALARY    BONUS    COMPENSATION   STOCK AWARDS     UNDERLYING     PAYOUTS   COMPENSATION
PRINCIPAL POSITION                YEAR     ($)      ($)        ($)(A)          ($)        OPTIONS/SAR(S)     ($)         ($)
------------------                ----   -------   ------   ------------   ------------   --------------   -------   ------------
Edward Kittredge................  2001   400,000        0      72,590           0                  0          0         18,319(c)
 Chairman, CEO and                2000   400,000        0      54,452           0                  0          0         17,733(c)
 President                        1999   400,000        0      36,212           0                  0          0         23,988(c)
Richard L. Solar................  2001   225,000        0       3,702           0                  0          0          8,268(c)
 Senior Vice President            2000   225,000        0       3,021           0                  0          0          8,078(c)
 and CFO                          1999   225,000        0       2,519           0                  0          0          7,745(c)
David E. Uren...................  2001   150,450        0      11,745           0                  0          0          6,231(c)
 Vice President of Finance,       2000   150,450    6,000      10,636           0                  0          0          6,411(c)
 Secretary and Treasurer          1999   150,450   12,000       9,764           0                  0          0          6,116(c)
Bobby J. Prochaska(b)...........  2001   290,197   50,000           0           0             12,500(d)       0         11,898(e)
 President and Chief Operating    2000   253,092   53,800           0           0             25,000(d)       0         44,243(e)
 Officer, Apparel Division

---------------
(a) For each Named Executive Officer, this column consists of interest earned by the officer on compensation voluntarily deferred pursuant to the Executive Deferral Plan. See "Executive Compensation -- Executive Deferral Plan." Additionally, Mr. Uren's amounts include car allowances in 1999, 2000 and 2001.

(b) Mr. Prochaska commenced his employment with the Company in January 2000.

 (c) Reflects life insurance premiums and 401(k) contributions paid on behalf of the Named Executive Officer.

(d) Reflects options granted as part of Mr. Prochaska's employment agreement, which are subject to vesting over a five year period.

 (e) Reflects life insurance premiums, 401(k) contributions and certain payments relating to moving costs paid on behalf of the Named Executive Officer.

OPTION GRANTS IN THE LAST FISCAL YEAR

     The following table sets forth the grants of options on Common Stock to the Named Executive Officers during 2001:

                                INDIVIDUAL GRANTS
---------------------------------------------------------------------------------     POTENTIAL REALIZABLE
                                          % OF TOTAL                                    VALUE AT ASSUMED
                                           OPTIONS                                   ANNUAL RATES OF STOCK
                                          GRANTED TO                                   PRICE APPRECIATION
                                          EMPLOYEES     EXERCISE OR                     FOR OPTION TERM
                               OPTIONS    IN FISCAL     BASE PRICE     EXPIRATION    ----------------------
NAME                           GRANTED       YEAR        PER SHARE        DATE          5%           10%
----                           -------    ----------    -----------    ----------    ---------    ---------
Bobby J. Prochaska...........  12,500       100.00%       $4.6875       01/3/11       $36,849      $93,384

AGGREGATE OPTION EXERCISES IN 2001 AND DECEMBER 31, 2001 OPTION VALUES

     The following table sets forth information with respect to the exercise of options on Common Stock by the Named Executive Officers during 2001 and the value of unexercised options on Common Stock held by the Named Executive Officers as of December 31, 2001:

                                                                                                  VALUE OF
                                                                        SHARES OF COMMON     UNEXERCISED IN-THE-
                                  SHARES OF       VALUE REALIZED ($)    STOCK UNDERLYING      MONEY OPTIONS AT
                                   COMMON          (MARKET PRICE AT    OPTIONS AT 12/31/01      12/31/01 ($)
                               STOCK ACQUIRED       EXERCISE LESS       (#) EXERCISABLE/        EXERCISABLE/
NAME                           ON EXERCISE (#)     EXERCISE PRICE)        UNEXERCISABLE         UNEXERCISABLE
----                           ---------------    ------------------   -------------------   -------------------
Bobby J. Prochaska...........         0                   0               5,000/32,500         $11,313/$70,406

EMPLOYMENT AGREEMENTS

     In connection with the purchase of Gerber Childrenswear, Inc. from GPC in January 1996, the Company entered into employment agreements with Messrs. Kittredge, Solar and Uren (such agreements are collectively referred to herein as the "Executive Agreements"). The Executive Agreements expired on January 22, 2001 and Messrs. Kittredge, Solar and Uren do not currently have employment agreements with the Company. Messr. Prochaska entered into an employment agreement when he joined the Company, which expired on December 31, 2001. He has entered into a new employment agreement with the Company which expires on December 31, 2002.

     Messrs. Kittredge, Solar, Uren and Prochaska currently receive an annual base salary of $400,000, $225,000, $150,450 and $310,000, respectively. Messrs.
Kittredge, Solar, Uren and Prochaska may receive annual incentive bonuses based upon the achievement of pre-determined objectives tied to the performance of the Company, including criteria related to growth and profitability. See "Executive Compensation" and "Report of the Compensation Committee of the Board of Directors."

     Mr. Prochaska's current employment agreement provides that if he is terminated without cause or his responsibility or reporting relationship changes during the term of the agreement, he will receive the balance of the term of the employment agreement with a minimum severance compensation of six months.

     Each of Messrs. Kittredge, Solar and Uren also hold shares of Common Stock acquired pursuant to certain Executive Stock Purchase Agreements (these agreements are collectively referred to as the "Stock Purchase Agreements"). See "Certain Relationships and Related Transactions -- Transactions With Management and Directors" and "Principal Stockholders and Share Ownership By Management."

LONG-TERM PERFORMANCE INCENTIVE PLAN

     Participants in the Company's Long-Term Performance Incentive Plan may be granted stock options, stock appreciation rights ("SARs"), restricted stock, performance units, performance grants and other types of awards that the Compensation Committee deems to be consistent with the purposes of the Incentive Plan. See "Report of the Compensation Committee of the Board of Directors." An aggregate of 750,000 shares of Common Stock have been reserved for issuance under the Incentive Plan. No more than 25,000 shares may be issued to any single participant in any calendar year. In 1999, the Company granted options to purchase 48,600 shares of Common Stock under the Incentive Plan. In 2000, the Company granted options to purchase 25,000 shares of Common Stock under the Incentive Plan. In 2001, the Company granted options to purchase 12,500 shares of Common Stock under the Incentive Plan.

     The Compensation Committee may select participants, determine the type, size and terms of each award, modify the terms of awards, determine when awards will be granted and paid and make all other determinations which it deems necessary or desirable in the interpretation and administration of the Incentive Plan. The Incentive Plan is scheduled to terminate in June 2008, unless it is extended for up to an additional five years by action of the Board of Directors. Rights to contingent compensation granted under the Incentive Plan will vest in equal amounts on each anniversary of the initial grant date over a five year period.

EXECUTIVE DEFERRAL PLAN

     The Executive Deferral Plan is an unfunded, nonqualified deferred compensation plan that provides deferred compensation to selected members of management and certain other highly-compensated employees. The Executive Deferral Plan allows employees to voluntarily defer from 5% to 50% of their salary and/or bonus compensation until termination, retirement or the occurrence of certain specific future events. Compensation which is deferred under this plan bears interest at a rate specified in the Executive Deferral Plan.

LONG-TERM BONUS PLAN

     Pursuant to the Long-Term Bonus Plan, the Compensation Committee may accrue amounts to be paid as bonuses during future years for past service. During 1997 and 1998, the Company accrued $515,000 and

$500,000, respectively, for future payment to a certain group of senior executives for past service, with final allocation to be determined later by the Compensation Committee. Under the terms of the Long-Term Bonus Plan, these amounts accrue interest until they are paid. Interest only was accrued under this Plan in 1999, 2000 and 2001.

PENSION PLAN

     The Retirement Plan for Gerber Childrenswear, Inc. is a defined benefit pension plan qualified pursuant to Section 401(a) of the Internal Revenue Code. The Retirement Plan covers all salaried and full-time hourly employees of the Company in its apparel division and some other officers in its other divisions.

     The following table indicates monthly estimated amounts to be paid to eligible salaried employees for the Retirement Plan, based upon years of service and final average pay (as determined under the Retirement Plan):

                                                          YEARS OF SERVICE
                                    -------------------------------------------------------------
FINAL AVERAGE PAY                      15           20           25           30           35
-----------------                   ---------    ---------    ---------    ---------    ---------
$125,000..........................  $2,047.92    $2,730.56    $3,413.20    $4,095.84    $4,778.48
 150,000..........................   2,516.67     3,355.56     4,194.45     5,033.34     5,872.23
 175,000..........................   2,985.42     3,980.56     4,975.70     5,970.84     6,965.98
 200,000..........................   3,454.17     4,605.56     5,756.95     6,908.34     8,059.73
 225,000..........................   3,454.17     4,605.56     5,756.95     6,908.34     8,059.73
 250,000..........................   3,454.17     4,605.56     5,756.95     6,908.34     8,059.73
 275,000 or more..................   3,454.17     4,605.56     5,756.95     6,908.34     8,059.73

     Generally, an eligible salaried employee in the Retirement Plan is eligible to receive benefits upon "Normal Retirement Age", which is the later of the Social Security retirement age or the fifth anniversary of the date that employee commenced participation in the Retirement Plan. An eligible salaried employee may elect an early retirement benefit at "Early Retirement Age", which is the later of ten years prior to the eligible salaried employee's Social Security retirement age and the fifth anniversary of the date the eligible salaried employee commenced participation in the Retirement Plan. Early retirement benefits are reduced for those eligible salaried employees who retire more than three years prior to their Normal Retirement Age according to a formula established in the Retirement Plan. If a vested eligible salaried employee terminates his or her employment, the employee is entitled to a deferred, unreduced benefit if requested within three years of such employee's Normal Retirement Age, or a reduced benefit if requested earlier.

     The amount of an eligible salaried employee's benefit under the Retirement Plan is based upon the employee's final average pay and years of participation in the Retirement Plan. Payments to eligible salaried employees under the Retirement Plan are made in equal monthly installments for the remainder of the employee's life, although married eligible salaried employees may elect to receive a 50% joint and survivor benefit providing a reduced monthly benefit to the employee during his or her lifetime, with 50% of that benefit to the employee's spouse for his or her lifetime following the employee's death. Other optional forms of payment include a 100% survivorship annuity, a 50% survivorship annuity and a life and period certain annuity option. An eligible salaried employee's benefits may be offset by the amount of any workers' compensation or similar benefits payable because of an employment related injury or illness.

     The Retirement Plan is funded entirely by voluntary Company contributions that are held in trust for the benefit of the participants. Although the Company intends to continue the Retirement Plan indefinitely, it can terminate the plan at any time, upon which all eligible salaried employees will become 100% vested in any benefit accrued to the extent funds are available in trust.

     The years of accredited service for each of the named executive officers under the Retirement Plan as of December 31, 2001 are: Mr. Kittredge, 6 years; Mr. Solar, 6 years; Mr. Uren, 15 years; and Mr. Prochaska, 2 years.

                    REPORT OF THE COMPENSATION COMMITTEE OF
                             THE BOARD OF DIRECTORS

OVERVIEW

     During 2001, the Compensation Committee consisted of Mr. Manning (Chairman) and Messrs. Glenn and Medalie, each of whom is an independent director of the Company. This Compensation Committee is guided by the following objectives: to provide to the Company's executives competitive levels of compensation, to integrate management pay with the achievement of the Company's annual and long-term performance goals, to reward above-average corporate performance, to recognize individual initiative and achievement and to assist the Company in attracting and maintaining qualified management. The Compensation Committee views stock-based compensation as an important element in any compensation package, as it has the effect of aligning the interests of the executives with those of the stockholders and providing a balance between short-term and long-term perspectives.

     Management compensation is set at levels that the Compensation Committee believes are consistent with those of other leading branded consumer apparel companies. In determining competitive levels of compensation, the Committee reviews salary and bonus levels, as well as long-term compensation elements, of other publicly-traded apparel companies which it considers comparable to the Company. The Compensation Committee retained the services of an independent compensation consultant to aid it in its work.

ANNUAL COMPENSATION

     Executive Salaries. The Committee reviews and approves base salaries annually for the Company's executive officers, considering the responsibilities of their positions, their individual performances and their competitive positions relative to comparable companies. The 2001 salaries of Messrs. Kittredge, Solar and Uren were established by the Executive Agreements and modified by the Compensation Committee. Mr. Prochaska's compensation was established when he joined the Company in 2000 based on the compensation levels set at other companies for similar positions, and was reevaluated in 2002 based on similar criteria.

     Annual Cash Incentive Bonuses. No bonuses were paid to Messrs. Kittredge, Solar and Uren in 2001. Mr. Prochaska received a bonus of $50,000 in 2001 based on a management recommendation which was approved by the Compensation Committee.

     The Compensation Committee has not been presented salary review and bonus levels for 2002 by the Company. The Compensation Committee expects to define performance goals for each executive related to areas of responsibility, with amounts available for payout predicated upon Company and individual performance. Target award levels are expected to be established for each executive and incentive awards for 2002 will be granted based upon Company performance and the achievements of the executive against agreed-upon criteria.

     Long-Term Bonus Plan. Interest only was accrued under this Plan in 1999, 2000 and 2001.

LONG-TERM COMPENSATION

     The Compensation Committee administers the Incentive Plan. The Compensation Committee considers stock option awards on an annual basis or on such other basis as it deems appropriate. In determining the amount of options awarded, the Compensation Committee establishes a level of award based on the position held by the individual and his or her level of responsibility, both of which reflect the executive's ability to influence the Company's long-term performance. The number of options previously awarded to and held by executives will also be reviewed but will not be an important factor in determining the size of a current award. In 2001, the Company granted options to purchase 12,500 shares of Common Stock under the Incentive Plan to Mr. Prochaska which were negotiated with him at the time he joined the Company. There were no other options issued in 2001.

OTHER BENEFIT PROGRAMS

     The executive officers participate in various health, life and disability insurance programs, a pension plan and a 401(k) plan that are generally made available to all salaried employees. Executive officers also receive certain perquisites that are customary for their positions. See "Executive Compensation."

COMPANY POLICY ON QUALIFYING COMPENSATION

     Section 162(m) of the Internal Revenue Code provides that publicly-held companies may not deduct in any taxable year compensation in excess of $1,000,000 paid to executive officers which is not "performance based" as defined in Section 162(m). The Compensation Committee intends generally to comply with the requirements of Section 162(m) so that compensation is deductible, unless the Committee determines that it is not appropriate to do so.

                                          Submitted by the Compensation
                                          Committee of the Board of Directors
                                          James P. Manning, Chairman
                                          Lawrence R. Glenn
                                          Joseph Medalie

                        REPORT OF THE AUDIT COMMITTEE OF
                             THE BOARD OF DIRECTORS

     During 2001, the Audit Committee consisted of Mr. Glenn (Chairman) and Messrs. Manning and Medalie, each of whom is an independent director. The Board of Directors has adopted a written charter for the Audit Committee. The duties of the Audit Committee include meeting with the independent auditors, management and certain personnel of the Company to discuss, among other things, the planned scope of their audits and the adequacy of internal controls and financial reporting, reviewing and discussing the results of the annual audit of the consolidated financial statements and periodic internal audit examinations, reviewing the services and fees of the Company's independent auditors, authorizing special investigations and studies, and performing any other duties or functions deemed appropriate by the Board of Directors.

     Consistent with its responsibilities, the Audit Committee has reviewed and discussed with management the audited financial statements for 2001. The Audit Committee has discussed with Ernst & Young LLP, the Company's independent auditors, the matters required to be discussed by the AICPA Statement of Auditing Standards No. 61 (Communication with Audit Committees), as amended. In addition, the Audit Committee has discussed with Ernst & Young LLP its independence from the Company and has received the written disclosures and the letter from Ernst & Young LLP required by Independence Standards Board Standard No. 1. Based on the foregoing review and discussions, the Audit Committee has recommended to the Board of Directors that the Company's audited financial statements be included in the Company's Annual Report on Form 10-K for 2001.

                                          Submitted by the Audit Committee
                                          of the Board of Directors
                                          Lawrence R. Glenn, Chairman
                                          James P. Manning
                                          Joseph Medalie

                             PERFORMANCE COMPARISON

                         STOCK PRICE PERFORMANCE GRAPH

     The following graph shows a comparison of cumulative total returns for the Common Stock of the Company against the cumulative total returns of the Russell 2000 Index and the Dow Jones Clothing & Fabrics Index during the period commencing on June 11, 1998, the date on which the Common Stock commenced trading on the New York Stock Exchange, and ending on December 31, 2001. The comparison assumes $100 was invested on June 11, 1998 in the Common Stock of the Company, the Russell 2000 Index and the Dow Jones Clothing & Fabrics Index, and assumes the reinvestment of all dividends, if any.

                                  [LINE GRAPH]

                                           ------------------------------------------------------------------
                                                                Cumulative Total Return
                                           ------------------------------------------------------------------
                                           ------------------------------------------------------------------
                                             6/11/1998       12/98        12/99        12/00        12/01
-------------------------------------------------------------------------------------------------------------
 GERBER CHILDRENSWEAR, INC. ..............     100.00        59.91         34.48        31.47        46.21
 RUSSELL 2000.............................     100.00        94.21        114.24       110.79       113.54
 DOW JONES CLOTHING/FABRICS...............     100.00        70.83         58.00        64.79        70.22

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

TRANSACTIONS WITH MANAGEMENT AND DIRECTORS

     On January 22, 2001, all of the then unvested shares issued to Messrs. Kittredge, Mr. Solar and Mr. Uren as part of their compensation prior to the Company's initial public offering vested. As of March 29, 2002, Messrs. Kittredge, Mr. Solar and Mr. Uren beneficially held 1,487,556 shares, 482,051 shares and 229,587 shares of Common Stock, respectively. For further information concerning shares beneficially owned by these individuals, see "Principal Stockholders and Share Ownership By Management."

TRANSACTIONS WITH CVC AND ITS AFFILIATES

     During August 2001, the Company issued 2,953,731 shares of Common stock to Citicorp Mezzanine Partners, L.P. ("CMP"). These shares were issued in a cashless exercise of all of CMP's warrants to purchase shares of Class B Common Stock. Simultaneously, CMP converted 250,000 shares of Class B Common Stock into an equal number of shares of Common Stock. For further information concerning the current beneficial ownership of shares by CVC and its affiliates, see "Principal Stockholders and Share Ownership By Management."

            PRINCIPAL STOCKHOLDERS AND SHARE OWNERSHIP BY MANAGEMENT

     The table below sets forth certain information regarding beneficial ownership of Common Stock and Class B Common Stock as of March 29, 2002 by (i) each person or entity who owns of record or beneficially 5% or more of any class of the Company's voting securities, (ii) each director, nominee and named executive officer and (iii) all executive officers and directors as a group. The Class B Common Stock is non-voting, but one share of Class B Common Stock is convertible, at the option of the holder at any time, into one share of Common Stock.

NAME AND ADDRESS OF                                         NUMBER OF SHARES OF     PERCENTAGE OF
BENEFICIAL OWNER                                              COMMON STOCK(A)      COMMON STOCK(B)
-------------------                                         -------------------    ---------------
5% HOLDERS
Citicorp Venture Capital, Ltd.(c).........................      12,288,622              62.03
CCT III, L.P.(c)..........................................      12,288,622              62.03
Citicorp Mezzanine Partners, L.P.(c)......................      12,288,622              62.03
Dimensional Fund Advisors Inc.(d).........................         424,700               5.05
DIRECTORS, EXECUTIVE OFFICERS AND NOMINEES(e)
Edward Kittredge(f).......................................       1,487,556              17.68
Richard L. Solar(g).......................................         482,051               5.73
Richard M. Cashin, Jr. ...................................         303,257               3.60
Lawrence R. Glenn.........................................          38,673                  *
Bobby J. Prochaska........................................          17,500                  *
James P. Manning..........................................          20,000                  *
Joseph Medalie(h).........................................          38,673                  *
David E. Uren.............................................         229,587               2.73
John D. Weber(i)..........................................      12,288,622              62.03
Executive officers and directors as a group (9 persons)...      14,905,919              75.24

---------------
 *  Less than one percent.

(a) Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission (the "Commission"). As of March 29, 2002,
    (a) 8,414,660 shares of Common Stock and (b) 11,396,046 shares of Class B Common Stock were issued and outstanding. Except as otherwise set forth below, each named owner has the sole voting power and investment power of the shares indicated.

(b) For purposes of computing the percentage of outstanding shares held by each person or group of persons named above, shares of Common Stock that such person or group of persons has the right to acquire within 60 days is deemed to be outstanding with respect to that person or group of persons, but is not deemed to be outstanding for purposes of computing the percentage ownership of any other person or group of persons.

(c) The address of each of these entities is 399 Park Avenue, New York, New York 10022. Each entity's beneficial ownership consists of 385,966 shares of Common Stock and 7,511,883 shares of Class B Common Stock held by CVC; 213,289 shares of Common Stock and 1,180,432 shares of Class B Common Stock held by CCT III, L.P.; 250,000 shares of Common Stock and 2,703,731 shares of Class B Common Stock held by CMP; and 43,321 shares of Common Stock held by John D. Weber. See "Certain Relationships and Related
    Transactions -- Transactions with CVC and its Affiliates."

(d) The address of Dimensional Fund Advisors Inc. is 1299 Ocean Avenue, 11th Floor, Santa Monica, CA 90401

(e) The address of each of the directors and executive officers is c/o Gerber Childrenswear, Inc., 7005 Pelham Road, Greenville, South Carolina 29615.

(f) 232,039 of Mr. Kittredge's shares of Common Stock are held in a family trust. Mr. Kittredge disclaims beneficial ownership of these shares.

(g) 46,407 of Mr. Solar's shares of Common Stock are held by his immediate family members. Mr. Solar disclaims beneficial ownership of these shares.

(h) All of Mr. Medalie's shares are held in a family trust.

(i) Consists of the ownership described in footnote (c) above.

                                   PROPOSAL 2

              RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

     In ratifying the appointment of Ernst & Young LLP, the affirmative vote of a majority of the votes cast in person or by proxy at the Annual Meeting by the holders of Common Stock is required. With regard to the ratification of the appointment of Ernst & Young LLP, votes may be cast for or against or abstentions may be specified.

     The Board of Directors of the Company has appointed Ernst & Young LLP as the Company's independent auditors for 2002, subject to ratification by the stockholders of the Company. Ernst & Young LLP has served as the Company's independent auditors since January 1996.

     Representatives of Ernst & Young LLP will be present at the Annual Meeting to respond to appropriate questions and to make such statements as they may desire.

     Audit Fees. The aggregate fees billed by Ernst & Young for professional services rendered for the audit of the Company's annual financial statements for 2001 and for the reviews of the financial statements included in the Company's Quarterly Reports on Form 10-Q for that fiscal year were approximately $310,000.

     Financial Information Systems Design and Implementation Fees. There were no fees billed by Ernst & Young LLP for 2001 for financial information systems design and implementation.

     All Other Fees. The aggregate fees billed by Ernst & Young LLP for all other services rendered to the Company, other than services described above under "Audit Fees" and "Financial Information Systems Design and Implementation Fees", in the fiscal year ended December 31, 2001 were approximately $200,000. These fees are primarily for services related to the Company's federal and state income tax returns.

     The Audit Committee of the Board of Directors has considered whether the provision of non-audit services is compatible with maintaining Ernst & Young LLP's independence as auditors of the Company's financial statements.

         THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" THE RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG LLP AS THE COMPANY'S
          INDEPENDENT AUDITORS FOR THE YEAR ENDING DECEMBER 31, 2002.

                                 OTHER BUSINESS

     As of the date of this Proxy Statement, the Company knows of no business that will be presented for consideration at the Annual Meeting other than that which has been referred to above. As to other business, if any, that may come before the Annual Meeting, it is intended that proxies in the enclosed form will be voted in accordance with the judgment of the proxy holder.

                             STOCKHOLDER PROPOSALS

     Any proposal of a stockholder intended to be presented at the Company's 2003 Annual Meeting of Stockholders and that the stockholders desire to have included in the Company's proxy materials relating to such meeting must be received by the Secretary of the Company by December 19, 2002 and must be in compliance with applicable laws and regulations in order to be considered for inclusion in the notice of meeting and proxy statement relating to the 2003 Annual Meeting.

     The Commission rules also establish a different deadline for submission of stockholder proposals that are not intended to be included in the Company's proxy statement with respect to discretionary voting (the "Discretionary Vote Deadline"). The Discretionary Vote Deadline for the Company's 2003 Annual Meeting is March 4, 2003 (45 calendar days prior to the anniversary of the mailing date of this proxy statement). If a stockholder gives notice of such a proposal after the Discretionary Vote Deadline, the Company's proxy holders will be allowed to use their discretionary voting authority to vote against the stockholder proposal when and if the proposal is raised at the Company's 2003 Annual Meeting.

     The Company has not been notified by any stockholder of his or her intent to present a stockholder proposal from the floor at this year's Annual Meeting. The enclosed proxy card grants the proxy holders discretionary authority to vote on any matter properly brought before the Annual Meeting.

            SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Based solely upon a review of the Forms 3, 4, and 5 and any amendments thereto furnished to the Company pursuant to Rule 16a-3(c) promulgated under the Exchange Act, the Company is not aware of any failure of any officer, director or beneficial owner of more than 10% of the Common Stock to timely file with the Commission any Form 3, 4 or 5 in respect of the Company during 2001.

                                   FORM 10-K

     Financial statements of the Company, the Company's certified public accountants' report thereon and management's discussion and analysis of the Company's financial condition and results of operations are contained in the Company's Annual Report on Form 10-K for 2001. A copy of the Company's Annual Report on Form 10-K was filed electronically with the Commission and is available at the Commission's website (http://www.sec.gov). A copy of the Company's Annual Report on Form 10-K for 2001 (including the financial statements and the financial statement schedules), as filed with the Commission, will be provided without charge (except for exhibits) to any shareholder upon request addressed to:
     Richard L. Solar
     Sr. Vice President and CFO
     Gerber Childrenswear, Inc.
     1333 Broadway
     New York, NY 10018

                                             By Order of the Board of Directors,

                                             /s/ David E. Uren
                                             David E. Uren
                                             Secretary

Dated: April 19, 2002
Greenville, South Carolina

                                                                      APPENDIX A

[FRONT SIDE OF PROXY CARD]

                           GERBER CHILDRENSWEAR, INC.

                   BOARD OF DIRECTORS PROXY FOR ANNUAL MEETING

                                  MAY 21, 2002


                  The undersigned hereby appoints Richard L. Solar and David E. Uren, or either of them, attorneys and Proxies with full power of substitution in each of them, in the name and stead of the undersigned to vote as Proxy all the stock of the undersigned in Gerber Childrenswear, Inc. a Delaware corporation, at the Annual Meeting of Stockholders scheduled to be held on May 21, 2002 and any adjournment thereof.


                (CONTINUED AND TO BE SIGNED ON THE REVERSE SIDE)


[REVERSE SIDE OF PROXY CARD]

[X] Please mark your votes as in this example.


1.  Election of seven (7)        FOR all nominees listed     WITHHELD AUTHORITY
    directors to serve until            at right            to vote for nominees
    the 2003 Annual Meeting of  (except as marked to the      listed at right
    Stockholders.                    contrary below)                [ ]
                                           [ ]

 Nominees:         Edward Kittredge
                   Richard L. Solar
                   Richard M. Cashin
                   Lawrence R. Glenn
                   James P. Manning
                   Joseph Medalie
                   John D. Weber

    FOR, except vote withheld from the following nominee(s):

    ------------------------------------------------------------------------

2.  To ratify the appointment of Ernst & Young LLP as    FOR   AGAINST   ABSTAIN
    independent accountants for the year 2002.
                                                         [ ]     [ ]       [ ]


3. Upon any and all other business which may properly come before the Annual Meeting.

This Proxy, which is solicited on behalf of the Board of Directors, will be voted FOR the matters described in paragraphs (1) and (2) unless the shareholder specifies otherwise (in which case it will be voted as specified).



----------------------  --------------  ----------------------  ----------------
Signature               Dated           Signature               Dated



Note: Please sign exactly as name or names appear hereon. When signing as attorney, executor, administrator, trustee or guardian, please give your full title. If a corporation, please sign in full corporate name by president or other authorized officer. If a partnership, please sign in partnership name by authorized partner.